EXHIBIT 3(a)
                           AMENDED PROVISIONS OF
                         ARTICLES OF INCORPORATION

                                ARTICLE IV
                       A. CUMULATIVE PREFERRED STOCK

     (1) The authorized shares of the Cumulative Preferred Stock (including all shares of authorized Cumulative Preferred Stock at any time having the status of authorized and unissued shares thereof) may be divided into and issued as shares of any series thereof now outstanding, or divided into and issued in one or more other series thereof, as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series then outstanding; and all shares of the Cumulative Preferred Stock, irrespective of series, shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph
(1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b) the prices at which, and the terms and conditions on which, shares may be redeemed; and

          (c) sinking fund provisions, if any, for the redemption or purchase of shares;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     (2) The holders of the Cumulative Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the rate or rates applicable thereto, payable quarter-yearly on March 31, June 30, September 30 and December 31 in each year, or on such other dates in each year, or payable for such other dividend periods and on such dates, as may be fixed by the Board of Directors of the corporation or provided in the Articles of Incorporation, but only when and as declared by the Board of

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Directors out of surplus or net profits of the corporation
available for the payment of dividends. Such dividends shall be cumulative in respect of each share from (and including) the date of issue thereof, and shall be paid, or declared and set apart for payment, before any dividend shall be declared or paid on or set apart for the Common Stock, so that, if for any past or current period dividends on the Cumulative Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. The holders of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the applicable rate or rates. No dividend shall at any time be paid on or set apart for any share of Cumulative Preferred Stock in respect of a dividend period unless at the same time there shall be paid on or set apart, for all shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock then outstanding and having a dividend period ending on the same date, dividends in such amount that the holders of all such shares of Cumulative Preferred Stock and the holders of all such shares of Cumulative No Par Preferred Stock shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled and unless all dividends on the Cumulative Preferred Stock and Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. It shall be a condition precedent to the declaration by the Board of Directors and the payment of dividends on the Common Stock, that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of any series unless all dividends on the Cumulative Preferred Stock and on the Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. All shares of Cumulative Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the rate or rates of dividends payable thereon, the dividend periods and dividend payment dates applicable thereto, the redemption prices thereof and the sinking fund provisions thereof, shall be of equal rank and confer equal rights upon the holders thereof. All shares of Cumulative Preferred Stock bearing the same distinctive series designation at any time outstanding shall constitute one series of Cumulative Preferred Stock and all shares of any one series of Cumulative Preferred Stock shall be

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alike in all respects. When full cumulative dividends upon the
Cumulative Preferred Stock and the Cumulative No Par Preferred Stock of all series then outstanding, for all past periods and for the current period shall have been paid or declared and set apart for payment, and all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained, and not otherwise.

     (4) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or part of the Cumulative Preferred Stock or all or part of the shares of one or more series of Cumulative Preferred Stock upon and by the payment to the holders of the shares to be redeemed or upon and by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices fixed for the shares to be redeemed, which (a) in the case of shares of 4% Cumulative Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in the case of shares of 4.92% Cumulative Preferred Stock shall be $103.50 per share plus accrued dividends to the date of redemption, (c) in the case of shares of 4-1/4% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (d) in the case of shares of 5.16% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (e) in the case of shares of 4.90% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (f) in the case of shares of Cumulative Preferred Stock - Auction Series A shall be as specified in paragraph (9) of this Section A, and
(g) in the case of shares of 6.625% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption, provided that none of the shares of 6.625% Cumulative Preferred Stock may be redeemed prior to October 1, 1998; provided, however, that, as to the Cumulative Preferred Stock to be so redeemed, notice of every such redemption shall be given at such time, in such form and in such manner as may have been determined and fixed for such stock by the Board of Directors of the corporation at the time of establishment of such stock or, if such matters have not been so determined and fixed by the Board of Directors, not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the designation of the shares to be redeemed and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the

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shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice unintentional omissions or errors in names and addresses shall not impair the validity of the notice of redemption. In case of the redemption of less than all the outstanding shares of any series of the Cumulative Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (as nearly as may be without the issue of fractional shares), by lot, or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Chicago, Illinois, or in the City of New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in a special account or in trust, as the corporation may determine, for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit may, at the option of the corporation, be upon terms whereby in case the holder of any shares called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation, or its successor, the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holder shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive on the date fixed for redemption, the redemption price of the shares, without interest thereon, from said bank or trust company, if deposited therewith as aforesaid and not repaid to the corporation, and otherwise from the corporation, upon surrender of the certificates as aforesaid.

     Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Cumulative Preferred Stock.
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     (5) So long as any shares of Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the affirmative vote of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, voting separately as one class:

          (a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or


          (b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Cumulative Preferred Stock at the time outstanding, the consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

          (c) Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking on a parity with the Cumulative Preferred Stock, or any securities convertible into shares of such stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Cumulative Preferred Stock, of any stock ranking on a parity therewith, or of any such convertible securities, or any combination thereof, at the time outstanding, having an aggregate amount of par value and stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, or other than in connection with the conversion of such convertible securities in accordance with their terms unless:

          (1) The gross income (determined in accordance with accepted accounting principles) of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1-1/2) times the sum of (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares or convertible

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          securities which shall be outstanding at the
          date of the issue of such shares or
          convertible securities, and (ii) an amount equal to the dividend requirement for one year on all shares of Cumulative Preferred
          Stock and on all other shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued, (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities), provided that for purposes of making the calculation required by the foregoing provisions of this subclause (1): (A) the "dividend requirement for one year" applicable to any series of Cumulative Preferred Stock or such parity stock or convertible securities proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the dividend rate to be applicable to such series of Cumulative
          Preferred Stock or such parity stock or
          convertible securities on the date of such issuance and (B) the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of Cumulative Preferred Stock or shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate, the interest or dividend rate used shall be the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by the corporation, which period ends within 90 days prior to the issue of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by the corporation, which date is not more than 45 days prior to the

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          issue of the shares or convertible securities
          proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issue of the shares or convertible securities proposed to be issued, the interest or dividend rate shall be that applicable on the date of issuance of such security; and

          (2) The capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities).

     No consent of the holders of Cumulative Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

                   B. CUMULATIVE NO PAR PREFERRED STOCK

     (1) The authorized shares of Cumulative No Par Preferred Stock (including all shares of such stock at any time having the status of authorized and unissued shares of such stock) may be divided into and issued in one or more series as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series, and all shares of the Cumulative No Par Preferred Stock irrespective of series shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative No Par Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or

     other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b) the prices at which, and the terms and conditions on which, shares of such series may be redeemed;

          (c) the amount payable upon shares of such series in the event of the involuntary liquidation, dissolution or winding up of the corporation and the amount payable upon shares of such series in the event of the voluntary liquidation, dissolution or winding up of the corporation;

          (d) sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (e) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     Shares of any series of Cumulative No Par Preferred Stock may be issued for such consideration, not less than the aggregate preferential amount, other than accrued dividends, payable upon such shares in the event of the involuntary liquidation, dissolution or winding up of the corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the law of the State of Illinois applicable thereto, the entire amount of such consideration shall constitute stated capital in respect of such shares.

                           D. GENERAL PROVISIONS

     (2) The term "accrued dividends" shall be deemed to mean, in respect of any share of Cumulative Preferred Stock or Cumulative
No Par Preferred Stock as of any given date, the amount of divi-

dends payable on such share, computed, at the dividend rate or rates applicable to such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

     (4) Except as otherwise expressly set forth in the Articles of Incorporation of the corporation or as specifically required

by law, any amendment to the Articles of Incorporation of the corporation requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment.














































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